Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Joint Registration Statement of Meditrust Corporation and Meditrust Operating Company on Post-Effective Amendment No. 1 to Form S-3 filed on August 28, 1998 with the Securities and Exchange Commission of our report dated January 30, 1998, except for Note 16 for which the date is February 26, 1998, on our audits of the financial statements of The Meditrust Companies and Meditrust Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, and Meditrust Operating Company as of December 31, 1997 and the initial period ended December 31, 1997 which report is included in the Company's Form 8-K dated February 26, 1998, as amended by the Company's Form 8-K/A dated April 29, 1998. We also consent to the reference to our firm under the caption "Experts".




                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP


Boston, Massachusetts
August 28, 1998